Exhibit 15

July 31, 2026

To the Board of Directors and Shareholders of Avista Corporation

1411 East Mission Ave

Spokane, Washington 99202

We are aware that our report dated July 31, 2026, on our review of interim financial information of Avista Corporation and subsidiaries appearing in this Quarterly report on Form 10-Q for the quarter ended June 30, 2026, is incorporated by reference in Registration Statement Nos. 333-33790, 333-179042, 333-208986, and 333-295354 on Form S-8 and in Registration Statement No. 333-287023 on Form S-3.

/s/ Deloitte & Touche LLP